AMENDMENT NO. 7 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the ___ day of _______, 2014, by the undersigned Trustees.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century International Bond Funds (the "Trust") to establish a new series of shares designated Emerging Markets Debt Fund, and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect the establishment of the new series of shares.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to establish the new series of the Trust by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century International Bond Funds
Tanya S. Beder	Jeremy I. Bulow
Ronald J. Gilson	Frederick L.A. Grauer
Peter F. Pervere	Myron S. Scholes
John B. Shoven	Jonathan S. Thomas

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SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                                                                Class                                           Date of Establishment

International Bond Fund                                                                Investor Class                                           08/28/1991
Institutional Class                                           06/24/2004
A Class                                           08/01/1997
C Class                                           09/27/2007
R Class                                           09/27/2007
R6 Class                                           06/28/2013

Global Bond Fund                                                                Investor Class                                           09/28/2011
Institutional Class                                           09/28/2011
A Class                                           09/28/2011
C Class                                           09/28/2011
R Class                                           09/28/2011
R6 Class                                           06/28/2013

Global Currency Alpha Fund                                                                Investor Class                                           04/05/2012
Institutional Class                                           04/05/2012
A Class                                           04/05/2012
C Class                                           04/05/2012
R Class                                           04/05/2012

Emerging Markets Debt Fund                                                                Investor Class                                           03/11/2014
Institutional Class                                           03/11/2014
A Class                                           03/11/2014
C Class                                           03/11/2014
R Class                                           03/11/2014
R6 Class                                           03/11/2014

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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